News Release

For Further Information:

Jessica Gulis, 248.509.9202

ir@prehld.com

Presurance Holdings Reports 2026 Third Quarter Financial Results

Troy, MI, November 12, 2026 – Presurance Holdings, Inc. (Nasdaq: PRHI) (“Presurance” or
the “Company”) today reported financial results for the third quarter and nine months ended September 30, 2026.

Third Quarter & YTD 2026 Financial Highlights

•
Personal Lines Business Continues to Generate Profitable Underwriting Results

Combined ratio for Q3 2026 improved to 82.7% from 95.2% in the prior year period.

YTD 2026 combined ratio of 91.0%; a significant improvement from 119.3% for the first nine months of 2025.
•
Improved YTD Overall Underwriting Performance

Overall underwriting combined ratio improved to 97.1% for the nine months ending September 30, 2026, compared to 133.7% in the prior-year period.
•
Book value is now $6.45 per share as of September 30, 2026.

Management Comments

“During the third quarter, we continued to execute our overall strategic priorities while addressing the remaining obligations associated with our legacy portfolio,” said Brian Roney, Chief Executive Officer of Presurance Holdings, Inc. “We are pleased to report lessening legacy impacts, as our ongoing core Personal Lines business continues to perform profitably.”

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2026 Third Quarter Financial Results Overview

	At and for the Three Months Ended September 30,			At and for the Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$6,173	$14,642	-57.8%	$30,712	$51,894	-40.8%
Net written premiums	4,235	5,427	-22.0%	26,962	17,650	52.8%
Net earned premiums	8,437	6,821	23.7%	21,170	26,700	-20.7%

Net investment income	1,128	1,301	-13.3%	3,278	3,888	-15.7%
Net realized investment gains (losses)	(39)	4	**	(140)	(21)	**
Change in fair value of equity securities	-	13	**	111	(244)	**

Net income (loss)	(1,622)	(3,970)	59.1%	3,536	(1,397)	**
Earnings (loss) per common share, basic and diluted	$(0.43)	$(2.27)	81.0%	$1.06	$(0.80)	**

Adjusted operating income (loss)*	(1,583)	(2,706)	41.5%	(1,199)	(8,460)	85.8%
Adjusted operating income (loss) per share, diluted*	$(0.42)	$(1.55)	72.7%	$(0.36)	$(4.85)	92.6%

Book value per common share outstanding	$6.45	$14.49		$6.45	$14.49

Weighted average shares outstanding, basic and diluted	3,746,092	1,746,125		3,321,202	1,746,125

Underwriting ratios:
Loss ratio (1)	68.4%	93.7%		50.9%	83.2%
Expense ratio (2)	44.8%	47.5%		46.2%	50.5%
Combined ratio (3)	113.2%	141.2%		97.1%	133.7%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and segment operating expenses to net earned premiums.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

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2026 Third Quarter Gross Written Premium

Gross written premiums decreased 57.8% to $6.2 million in the third quarter of 2026, compared to $14.6 million in the third quarter of 2025. For the nine months ending September 30, 2026, gross written premiums decreased 40.8% to $30.7 million, compared to $51.9 million in the prior-year period.

The reduction in premium volume reflects the Company's continued emphasis on underwriting discipline, and selective risk acceptance in potentially softening market conditions. The Company remains focused on its personal lines homeowners business while continuing to manage its legacy Commercial Lines portfolio in runoff.

Certain reserve strengthening in the third quarter of 2026 was largely due to development experienced solely in the legacy run-off book of business.

Personal Lines Financial and Operational Review

Personal Lines Financial Review
	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	(dollars in thousands)

Gross written premiums	$6,181	$11,159	-44.6%	$30,741	$43,174	-28.8%
Net written premiums	4,257	4,932	-13.7%	26,980	19,191	40.6%
Net earned premiums	8,444	6,050	39.6%	20,939	24,130	-13.2%

Underwriting ratios:
Loss ratio	46.9%	51.9%		55.4%	68.2%
Expense ratio	35.8%	43.3%		35.6%	51.1%
Combined ratio	82.7%	95.2%		91.0%	119.3%

Contribution to combined ratio from net (favorable) adverse prior year development	-8.7%	4.4%		-1.5%	6.0%

Accident year combined ratio (1)	91.4%	90.8%		92.5%	113.3%

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

Personal Lines gross written premiums decreased 44.6% to $6.2 million in the third quarter of 2026, compared to $11.2 million in the third quarter of 2025. For the nine months ended September 30, 2026, Personal Lines gross written premiums decreased 28.8% to $30.7 million, compared to $43.2 million in the prior-year period.

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Following the decision to non-renew its Midwest homeowners business, the Company's Personal Lines portfolio now consists exclusively of Texas homeowners policies going forward.

This transition further focuses the Company's geographic and underwriting footprint and reinforces its commitment to a dedicated operating model centered on disciplined risk selection and overall profitability.

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)

Gross written premiums	$(8)	$3,483	$(29)	$8,720
Net written premiums	(22)	495	(18)	(1,541)
Net earned premiums	(7)	771	231	2,570

Underwriting ratios:
Loss ratio	*	420.4%	*	224.1%
Expense ratio	*	80.4%	*	44.8%
Combined ratio	*	500.8%	*	268.9%

Contribution to combined ratio from net (favorable) adverse prior year development	*	335.7%	*	81.5%

Accident year combined ratio	*	165.1%	*	187.4%

* Percentage not meaningful

The Company's Commercial Lines portfolio remains in runoff, with no ongoing new business production. Reserve strengthening during the third quarter of 2026 was largely attributable to adverse development largely within the Company's discontinued Security Guard book of business.

Performance within this portfolio further underscores the importance of maintaining a disciplined approach to legacy exposures and active claims management of discontinued business. The Company remains focused on prudent reserve management, and reducing / mitigating the impact of historical Commercial Lines exposures on future financial results.

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Combined Ratio Analysis

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Underwriting ratios:
Loss ratio	68.4%	93.7%	50.9%	83.2%
Expense ratio	44.8%	47.5%	46.2%	50.5%
Combined ratio	113.2%	141.2%	97.1%	133.7%

Contribution to combined ratio from net (favorable)
adverse prior year development	12.7%	41.9%	-5.7%	13.3%

Accident year combined ratio	100.5%	99.3%	102.8%	120.4%

The Company's underwriting combined ratio was 113.2% for the third quarter of 2026, compared to 141.2% for the same period in 2025, largely impacted by select reserve strengthening in the quarter.

For the nine months ended September 30, 2026, the Company's overall underwriting combined ratio improved significantly to 97.1%, compared to 133.7% in the prior-year period. This reflects continued progress in the Company's ongoing underwriting operations, partially offset by reserve strengthening associated with its discontinued Commercial Lines portfolio.

The year-to-date improvement reflects the continued benefit of the Company's refined underwriting strategy and more focused Personal Lines portfolio.

Net Investment Income

Net investment income was $1.1 million for the quarter ending September 30, 2026, compared to

$1.3 million in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported no change in the fair value of its equity securities, compared to a gain of $13,000 in the prior year period.

Net Income (Loss) allocable to common shareholders

The Company reported a net loss allocable to common shareholders of $1.6 million, or $0.43 per share, for the third quarter of 2026.

Adjusted Operating Income (Loss)

The Company reported an adjusted operating loss of $1.6 million, or $0.42 per share, for the third quarter of 2026, compared to an adjusted operating loss of $2.7 million, or $1.55 per share, for the same period in 2025. For the nine months ended September 30, 2026, the Company reported an

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adjusted operating loss of $1.2 million, or $0.36 per share, compared to an adjusted operating loss of $8.5 million, or $4.85 per share for the same period in 2025. See Definitions of Non-GAAP Measures.

About Presurance Holdings

Presurance Holdings, Inc. is a specialty insurance property and casualty holding company with a focus on disciplined growth and long-term value creation. The Company trades on the Nasdaq Capital Market under the symbol PRHI. Additional information can be found on the Company’s website at IR.PREHLD.com.

Definitions of Non-GAAP Measures

Presurance prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of adjusted operating income. Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains (losses), 2) change in fair value of equity securities, 3) change in fair value of contingent considerations, 4) contingent consideration bonus expense and 5) additional accretion of warrants from Series B Preferred Stock payoff. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into the results of our operations and underlying business performance.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include the Company’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our Annual Report on Form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 27, 2026, and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this press release speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new

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information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(dollar in thousands, except share and per share amounts)

Net income (loss)	$(1,622)	$(3,970)	$3,536	$(1,397)
Less:
Net realized investment gains (losses)	(39)	4	(140)	(21)
Change in fair value of equity securities	-	13	111	(244)
Change in fair value of contingent considerations	-	(1,500)	5,710	8,250
Contingent consideration bonus expense	-	219	-	(922)
Additional accretion of warrants from Series B Preferred Stock payoff	-	-	(946)	-
Impact of fincome tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss)	$(1,583)	$(2,706)	$(1,199)	$(8,460)

Weighted average common shares, diluted	3,746,092	1,746,125	3,321,202	1,746,125

Diluted income (loss) per common share:
Net income (loss)	$(0.43)	$(2.27)	$1.06	$(0.80)
Less:
Net realized investment gains (losses)	(0.01)	-	(0.04)	(0.01)
Change in fair value of equity securities	-	0.01	0.03	(0.14)
Change in fair value of contingent considerations	-	(0.86)	1.72	4.73
Contingent consideration bonus expense	-	0.13	-	(0.53)
Additional accretion of warrants from Series B Preferred Stock payoff	-	-	(0.29)	-
Impact of income tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss), per share	$(0.42)	$(1.55)	$(0.36)	$(4.85)

* The Company has recorded a full valuation allowance against its deferred tax assets as of September 30, 2026 and September 30, 2025, respectively. As a result, there were no taxable impacts to adjusted operating income (loss) from the adjustments to net income (loss) in the table above after taking into account the use of net operating losses and the change in the valuation allowance.

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Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30,	December 31,
	2026	2025
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $93,330 and $96,669, respectively)	$82,812	$88,305
Equity securities, at fair value (cost of $1,184 and $1,276, respectively)	1,295	1,277
Short-term investments, at fair value	29,852	24,725
Total investments	113,959	114,307

Cash and cash equivalents	14,361	27,362
Premiums and agents' balances receivable, net	3,769	5,521
Reinsurance recoverables on unpaid losses	57,284	63,909
Reinsurance recoverables on paid losses	4,887	5,929
Prepaid reinsurance premiums	600	12,024
Deferred policy acquisition costs	5,152	2,696
Receivable from contingent consideration	-	4,290
Other assets	2,151	3,245
Total assets	$202,163	$239,283

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$115,045	$146,262
Unearned premiums	20,069	25,703
Reinsurance premiums payable	1,907	2,501
Debt	12,378	12,187
Mandatorily redeemable preferred stock	8,000	14,380
Funds held under reinsurance agreements	17,295	24,233
Accounts payable and other liabilities	3,304	5,051
Total liabilities	177,998	230,317

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par value (100,000,000 shares authorized; 3,746,092 and 1,746,125 issued and outstanding, respectively)	113,935	100,158
Accumulated deficit	(79,250)	(82,786)
Accumulated other comprehensive income (loss)	(10,520)	(8,406)
Total shareholders' equity	24,165	8,966
Total liabilities and shareholders' equity	$202,163	$239,283

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Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue and Other Income
Premiums
Gross earned premiums	$10,391	$17,015	$36,344	$49,617
Ceded earned premiums	(1,954)	(10,194)	(15,174)	(22,917)
Net earned premiums	8,437	6,821	21,170	26,700
Net investment income	1,128	1,301	3,278	3,888
Net realized investment gains (losses)	(39)	4	(140)	(21)
Change in fair value of equity securities	-	13	111	(244)
Other income	55	40	141	115
Change in fair value of contingent considerations	-	(1,500)	5,710	8,250
Total revenue and other income	9,581	6,679	30,270	38,688

Expenses
Losses and loss adjustment expenses, net	5,769	6,389	10,770	22,227
Policy acquisition costs	2,662	1,895	6,146	6,859
Operating and other expenses	2,094	1,491	6,525	8,720
Interest expense	678	874	3,331	2,279
Total expenses	11,203	10,649	26,772	40,085

Income (loss) before income taxes	(1,622)	(3,970)	3,498	(1,397)
Income tax expense (benefit)	-	-	(38)	-

Net income (loss)	$(1,622)	$(3,970)	$3,536	$(1,397)

Earnings (loss) per common share, basic and diluted	$(0.43)	$(2.27)	$1.06	$(0.80)

Weighted average common shares outstanding, basic and diluted	3,746,092	1,746,125	3,321,202	1,746,125